EXHIBIT 10.7

THE DELAWARE COUNTY BANK AND TRUST

EXECUTIVE DEFERRED COMPENSATION PLAN

THIS EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) is adopted this 21st day of June, 2004, by THE DELAWARE COUNTY BANK AND TRUST, a state-chartered commercial bank located in Lewis Center, Ohio (the “Company”). The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

This Plan replaces in its entirety The Delaware County Bank and Trust Company Supplemental Executive Retirement Plan dated January 1, 1998.

Article 1

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant.

1.2	“Base Salary” means the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Participant’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant.

1.3	“Board” means the Board of Directors of the Company as from time to time constituted.

1.4	“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.5	“Change in Control” means and shall be deemed to have occurred on (i) the date upon which the Company is provided a copy of a Schedule 13D, filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 20% or more of the outstanding Voting Shares or the date upon which the Company first learns that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares if a Schedule 13D is not filed; (ii) the date of a change in the composition of the Board such that individuals who were members of the Board on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company’s shareholders, by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board; (iii) the date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets. “Voting Shares” means any securities of the Company which vote generally in the election of directors of the Company.

1.6	“Code” means the Internal Revenue Code of 1986, as amended.

1.7	“Company Deferrals” means the contributions, if any, declared by the Board for the benefit of a Participant.

1.8	“Deferral Account” means the Company’s accounting of a Participant’s accumulated Deferrals, plus accumulated Company Deferrals, plus accrued interest.

1.9	“Deferrals” means the amount of a Participant’s Base Salary or Other Compensation which the Participant elects to defer according to this Plan.

1.10	“Disability” means the Participant’s suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Plan Administrator of the carrier’s or Social Security Administration’s determination upon the request of the Plan Administrator.

1.11	“Disability Benefit” means the benefit set forth in Section 6.3.

1.12	“Effective Date” means January 1, 2004.

1.13	“Election Form” means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make an election under the Plan.

1.14	“Involuntary Early Termination” means the Company, without the Participant’s written consent, does any of the following:

(a)	Assigns to the Participant any material duties or responsibilities inconsistent with the Participant’s positions, or a change in the Participant’s reporting responsibilities, titles, or offices, or any removal of the Participant from or any failure to re-elect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, Disability, retirement, or as a result of the Participant’s death;

(b)	Reduces the Participant’s Base Salary;

(c)	Takes any action which would adversely affect the Participant’s participation in or materially reduce the Participant’s benefits under any benefit plans, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is then entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect on the date hereof;

(d)	Fails to obtain the assumption of, or the agreement to perform, this Plan by any successor as contemplated in Section 13.7 hereof; or

(e)	Requires the Participant to be based anywhere other than a location within thirty (30) miles of Delaware, Ohio except for required travel on Company business to an extent substantially consistent with the Participant’s present business travel obligations or, in the event the Participant consents to any relocation, the failure by the Company to pay (or reimburse the Participant) for all reasonable moving expenses incurred by the Participant relating to a change of the Participant’s principal residence in connection with such relocation and to indemnify the Participant against any loss realized on the sale of the Participant’s principal residence in connection with any such change of residence.

1.15	“Involuntary Early Termination Benefit” means the benefit set forth in Section 6.4.

1.16	“Normal Retirement Age” means the Participant attaining age sixty-two (62).

1.17	“Normal Retirement Benefit” means the benefit set forth in Section 6.1.

1.18	“Normal Retirement Date” means the date at which a Participant terminates employment after attaining Normal Retirement Age.

1.19	“Other Compensation” means the annual cash compensation relating to services performed during any calendar year, paid in the form of commissions or bonuses and not as Base Salary.

1.20	“Participant” shall mean any employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Participation Agreement, Election Form and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation Agreement has not terminated.

1.21	“Participation Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Participation Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Participation Agreement, the Participation Agreement bearing the latest date of acceptance by the Company shall supersede all previous Participation Agreements in their entirety and shall govern such entitlement. The terms of any Participation Agreement may be different for any Participant, and any Participation Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

1.22	“Plan Administrator” means the plan administrator described in Article 10.

1.23	“Plan Year” means the calendar year.

1.24	“Termination for Cause” has that meaning set forth in Section 9.1.

1.25	“Termination of Employment” means that the Participant ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

1.26	“Voluntary Early Termination” means that the Participant, prior to Normal Retirement Age, has terminated employment with the Company for reasons other than death, Termination for Cause, Disability, or Involuntary Early Termination within twelve (12) months following a Change in Control.

1.27	“Voluntary Early Termination Benefit” means the benefit set forth in Section 6.2.

1.28	“Years of Service” means the twelve consecutive month period beginning on a Participant’s date of hire and any twelve (12) month anniversary thereof, during the entirety of which time the Participant is an employee of the Company. Service with a subsidiary or other entity controlled by the Company before the time such entity became a subsidiary or under such control shall not be considered “credited service” unless the Plan Administrator specifically agrees to credit such service. In addition, the Plan Administrator in its discretion may also grant additional Years of Service in such circumstances where it deems such additional service appropriate.

Article 2

Selection, Enrollment and Eligibility

2.1	Selection by Plan Administrator. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Company, as determined by the Plan Administrator in its sole discretion. From that group, the Plan Administrator shall select, in its sole discretion, employees to participate in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected employee shall (i) voluntarily contribute to the Company’s 401(k) plan and (ii) complete, execute and return to the Plan Administrator a Participation Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after the employee is notified by the Plan Administrator of his or her selection to participate in the Plan. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Eligibility; Commencement of Participation. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, including returning all required documents to the Plan Administrator within the specified time period, that employee shall commence participation in the Plan on the first day of the month following the month in which the employee completes all enrollment requirements (the “Participation Date”). If an employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Plan Administrator of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Participant discontinues voluntary contributions to the Company’s 401(k) plan or if the Plan Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Deferral Account and terminate the Participant’s participation in the Plan.

Article 3

Company Contributions

The Board, in its sole discretion, may declare a Company Deferral typically equal a percentage of a Participant’s Base Salary for the Plan Year to which such declaration applies. The targeted Company Deferral is 0-10% of Base Salary, but may be more at the Board’s discretion. Any such declaration shall be made within sixty (60) days after the end of each Plan Year, and shall automatically be credited to the Deferral Account effective as of December 31 immediately preceding such declaration.

Article 4

Participant Contributions

4.1	Initial Election. A Participant shall make an initial deferral election under this Plan by delivering to the Plan Administrator a signed Participation Agreement, Election Form and Beneficiary Designation Form within thirty (30) days after being notified by the Plan Administrator of selection for participation in the Plan. The Election Form shall set forth the amount of Base Salary to be deferred, not to exceed eighty percent (80%), and the amount of Other Compensation to be deferred, not to exceed one hundred percent (100%), and shall be effective to defer only Base Salary and Other Compensation that would be based on services performed after the date the Election Form is received by the Plan Administrator.

4.2	Deferral Election Changes

4.2.1	Generally. The Participant may modify the amount of Base Salary or Other Compensation to be deferred annually by filing a new Election Form with the Plan Administrator within thirty (30) days prior to the first day of the Plan Year in which the services that lead to the Base Salary or Other Compensation are to be performed. The modified deferral election shall not be effective until the calendar year in which services are performed that follows the year in which the subsequent Election Form is received and approved by the Plan Administrator. For example, to defer 2005 Base Salary election change must be made prior to November 30, 2004. To defer Other Compensation that would be payable in January 2006, but based on service performed in 2005, the election change must be made prior to November 30, 2004.

4.2.2	Hardship. If an unforeseeable financial emergency, as defined and allowed by applicable Federal statutes and regulations, of the Participant occurs, the Participant, by written instructions to the Plan Administrator, may reduce future Deferrals under this Agreement.

Article 5

Deferral Account

5.1	Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Participant and shall credit to the Deferral Account the following amounts:

5.1.1	Deferrals. The Base Salary or Other Compensation deferred by the Participant as of the time the Base Salary or Other Compensation would have otherwise been paid to the Participant. The Participant shall be one hundred percent (100%) vested in his/her Deferrals.

5.1.2	Company Deferrals. Any discretionary Company Deferrals declared under Article 3.

5.1.2.1	Vesting in Company Deferrals. The Participant shall vest in any Company Deferrals credited under Section 5.1.2 pursuant to the following schedule:

Years of Service	Vesting
5-10	25%
11-15	50%
16-20	75%
20+	100%

Notwithstanding the schedule above, the Participant shall become 100% vested upon attaining age sixty-two (62) while employed by the Company.

5.1.3	Interest. At the end of each Plan Year, immediately prior to the payment of any benefits, and during any applicable installment period, interest shall be credited on the Deferral Account at a rate equal to the rate in effect on January 1 of such Plan Year for the Company’s one-year certificate of deposit, calculated as simple interest on an annual basis.

5.2	Statement of Accounts. The Plan Administrator shall provide to the Participant, within ninety (90) days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

5.3	Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. The Participant is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Participant’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant’s creditors.

Article 6

Benefits During Lifetime

6.1	Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Participant the benefit described in this Section 6.1 in lieu of any other benefit under this Article.

6.1.1	Amount of Benefit. The Normal Retirement Benefit under this Section 6.1 is the Deferral Account balance at the Participant’s Normal Retirement Date.

6.1.2	Payment of Benefit. The Company shall pay the Normal Retirement Benefit to the Participant as elected by the Participant on the Election Form.

6.2	Voluntary Early Termination Benefit. Upon the Participant’s Voluntary Early Termination, the Company shall pay to the Participant the benefit described in this Section 6.2 in lieu of any other benefit under this Article.

6.2.1	Amount of Benefit. The Voluntary Early Termination Benefit under this Section 6.2 is the vested Deferral Account balance at the Participant’s Termination of Employment.

6.2.2	Payment of Benefit. The Company shall pay the Voluntary Early Termination Benefit to the Participant as elected by the Participant on the Election Form.

6.3	Disability Benefit. If the Participant terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Participant the benefit described in this Section 6.3 in lieu of any other benefit under this Article.

6.3.1	Amount of Benefit. The Disability Benefit under this Section 6.3 is the vested Deferral Account balance at the Participant’s Termination of Employment.

6.3.2	Payment of Benefit. The Company shall pay the Disability Benefit to the Participant as elected by the Participant on the Election Form, commencing at the earlier of (i) cessation of payments, if any, to the Participant under a Company-sponsored long-term disability plan, or (ii) the Participant’s Normal Retirement Age.

6.4.	Involuntary Early Termination Benefit. Upon a Participant’s Involuntary Early Termination within twelve (12) months of a Change in Control, the Company shall pay to the Participant the benefit described in this Section 6.4 in lieu of any other benefit under this Article.

6.4.1	Amount of Benefit. The Change in Control Benefit under this Section 6.4 is one hundred percent (100%) of the Deferral Account balance on the Participant’s Termination of Employment, without regard to vesting in any Company Deferrals.

6.4.2	Payment of Benefit. The Company shall pay the Change in Control Benefit to the Participant as elected by the Participant on the Election Form.

6.4.3	Excess Parachute Payment. Notwithstanding any provision of this Plan to the contrary, to the extent any benefit would create an excise tax under the excess parachute rules of Section 280G of the Code, the Company shall reduce the benefit paid under this Plan to the extent it would not be an excess parachute payment.

6.5	Hardship Distribution. Upon the Plan Administrator’s determination (following petition by the Participant) that the Participant has suffered an unforeseeable financial emergency, as defined and allowed in applicable Federal statutes or regulations, the Company shall distribute to the Participant all or a portion of the vested Deferral Account balance as determined by the Plan Administrator, but in no event shall the distribution be greater than is permitted under applicable Federal statutes or regulations.

Article 7

Death Benefits

7.1	Death During Active Service. If the Participant dies while in the employment of the Company, the Company shall pay to the Beneficiary the vested Deferral Account balance as of the date of the Participant’s death, in a lump sum within thirty (30) days following the Participant’s death.

7.2	Death During Payment of a Benefit. If the Participant dies after any benefit payments have commenced under this Plan but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Participant had the Participant survived.

7.3	Death After Termination of Employment But Before Benefit Payments Commence. If the Participant is entitled to benefit payments under this Plan, but dies prior to the commencement of said benefit payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Participant had the Participant survived except that the benefits shall commence within thirty (30) days following the Participant’s death or notice thereof.

Article 8

Beneficiaries

8.1	Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

8.2	Beneficiary Designation; Change. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

8.4	No Beneficiary Designation. If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be paid to the personal representative of the Participant’s estate.

8.5	Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

Article 9

General Limitations

9.1	Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan that is in excess of the Participant’s Deferrals (i.e., the Company Deferrals and the interest earned on the Deferral Account) if the Board terminates the Participant’s employment for:

(a)	Neglect of duties to the Company;

(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment with the Company;

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment; or

(d)	Pursuant to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act (“FDIA”).

Article 10

Administration Of Plan

10.1	Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2	Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4	Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5	Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Base Salary or Other Compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

Article 11

Claims and Review Procedures

11.1	Claims Procedure. A Participant or Beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

11.1.1	Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

11.1.2	Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

11.1.3	Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and

(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

11.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

11.2.1	Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

11.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

11.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

11.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 12

Amendments and Termination

12.1	Termination. The Company reserves the right to terminate the Plan at any time with respect to any or all of its participating employees, by action of its Board. Upon the termination of the Plan, the Participation Agreements of the affected Participants shall terminate and their vested Deferral Account balances shall be determined (i) subject to Section 2.4, as if they qualified for the Involuntary Early Termination Benefit on the date of Plan termination; or (ii) if Plan termination occurs after a Participant’s Normal Retirement Age, then with respect to that Participant as if he or she had retired on the date of Plan termination. Notwithstanding any Participant election to the contrary, the remaining vested Deferral Account balance shall be paid to the affected Participants in a lump sum within thirty (30) days following such Plan termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Company shall have the right to accelerate applicable installment payments without a premium or prepayment penalty by paying the Deferral Account balance in a lump sum within thirty (30) days following such termination.

12.2	Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that: (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Deferral Account balance in existence at the time the amendment or modification is made, calculated as if the Participant qualified for the Voluntary Early Termination Benefit as of the effective date of the amendment or modification, or if the amendment or modification occurs after a Participant’s Normal Retirement Age, as if the Participant had retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company shall have the right to accelerate applicable installment payments by paying the Deferral Account balance in a lump sum within thirty (30) days following such amendment.

12.3	Participation Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Participation Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

Article 13

Miscellaneous

13.1	Binding Effect. This Plan shall bind the Participant and the Company and their beneficiaries, survivors, executors, administrators and transferees.

13.2	No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Participant the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Participant. It also does not require the Participant to remain an employee nor interfere with the Participant’s right to terminate employment at any time.

13.3	Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

13.4	Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

13.5	Applicable Law. The Plan and all rights hereunder shall be governed by the laws of Ohio, except to the extent preempted by the laws of the United States of America.

13.6	Unfunded Arrangement. The Participant and the Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Plan. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Participant’s life is a general asset of the Company to which the Participant and the Beneficiary have no preferred or secured claim.

13.7	Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term “Company” as used in this Plan shall be deemed to refer to the successor or survivor company.

13.8	Entire Agreement. This Plan and the Participant’s Participation Agreement constitute the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of (i) this Plan other than those specifically set forth herein; or (ii) the Participation Agreement other than those specifically set forth therein.

13.9	Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

13.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company.

13.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

13.12	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

13.13	Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Delaware County Bank & Trust Company

Attn: Human Resources
PO Box 1001
Lewis Center, Ohio 43035

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

IN WITNESS WHEREOF, the Company has signed this Plan document as of June 21, 2004.

Company:

THE DELAWARE COUNTY BANK AND TRUST

By: Jeffery T. Benton
Title: President and CEO

THE DELAWARE COUNTY BANK AND TRUST

Executive Deferred Compensation Plan

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “Agreement”) is entered into as of                     20         between THE DELAWARE COUNTY BANK AND TRUST, located in Lewis Center, Ohio (the “Company”), and                                         (the “Participant”).

Recital

A.	The Participant is a key employee of the Company, and the Company desires to have the continued services of the Participant.

B.	The Company has adopted, effective January 1, 2004, the Delaware County Bank and Trust Executive Deferred Compensation Plan (the “Plan”), as amended from time to time, and the Participant has been selected to participate in the Plan.

C.	The Participant desires to participate in the Plan.

Agreement

NOW THEREFORE, it is mutually agreed that:

1.	Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan’s master plan document (the “Plan Document”).

2.	Integrated Agreement: Parties Bound. The Plan Document, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties.

3.	Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.

4.	Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, various Election Forms as required by the Plan Administrator, and a Beneficiary Designation Form.

5.	Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant.

6.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Ohio, as in effect at the time of the execution of this Agreement.

IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Participation Agreement as of the date first written above.

PARTICIPANT :

Date	Signature of Participant

Type or Print Name

AGREED AND ACCEPTED BY THE COMPANY:

PLAN ADMINISTRATOR:

Date	Signature of Plan Administrator Member

Type or Print Name

THE DELAWARE COUNTY BANK AND TRUST

Executive Deferred Compensation Plan

ELECTION FORM

I elect to defer Base Salary under the Plan as follows:

Amount of Deferral	Duration of Deferrals

[Initial and Complete one]

        I elect to defer        % of my Base Salary annually (not to exceed 80%).

        I elect to defer $                     of my Base Salary annually (not to exceed 80%).

        I elect not to defer any of my Base Salary.

[Initial One] One Year only For [Insert Number] Years Until Termination of Employment Until , (date)

I elect to defer Other Compensation under the Plan as follows:

Amount of Deferral	Duration of Deferrals

[Initial and Complete one]

        Ielect to defer         % of my Other Compensation annually (not to exceed 100%).

        I elect to defer $                     of my Other Compensation annually (not to exceed 100%).

        I elect not to defer any of my Other Compensation.

[InitialOne] One Year only For [Insert Number] Years Until Termination of Employment Until , (date)

Initial:

I understand that I may change the amount and duration of my deferrals by filing a new Election Form with the Plan Administrator by December 1 of each Plan Year; provided, however, that any subsequent election will not be effective until the calendar year in which services are performed that follows the year in which the new election is received by the Plan Administrator.

Benefit	Form of Benefit
	Lump Sum * (Initial)	Equal Monthly Installments for the number of months shown, not to exceed 120 months ** (Initial and indicate number of months)
§ 6.1.2—Normal Retirement Benefit
§ 6.2.2—Voluntary Early Termination Benefit
§ 6.4.2—Involuntary Early Termination Benefit

*	Lump Sum shall be payable on the first of the month following Termination of Employment.
**	Unless otherwise specified in the Plan, payments shall commence on the first of the month following Termination of Employment. The Company shall continue to credit interest pursuant to Section 5.1.3 of the Plan on the remaining Deferral Account balance during the installment period.

•

I understand that I may change the Form of Benefit election only if said election is made at least thirteen (13) months prior to the starting date for the distribution previously elected. Furthermore, I understand that I may NOT change from installments to a lump sum.

Printed Name:
Signature:
Date:

Received by the Plan Administrator this                 day of                             , 200    .

By:
Title:

I,                                                  , designate the following as beneficiary of benefits under the Plan payable following my death:

Primary:
%
%
%

Contingent:

%

%

%

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as beneficiary, please write “Estate of _[your name]_”.

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:

Signature:	Date:

Received by the Plan Administrator this ________ day of ___________________, 20___.

By:

Title:

FIRST AMENDMENT

TO

THE DELAWARE COUNTY BANK AND TRUST

EXECUTIVE DEFERRED COMPENSATION PLAN

DATED JUNE 21, 2004

THIS FIRST AMENDMENT is adopted this 20 day of December, 2007, effective as of January 1, 2005, by THE DELAWARE COUNTY BANK AND TRUST, a state-chartered commercial bank located in Lewis Center, Ohio (the “Company”).

The Company executed The Delaware County Bank and Trust Executive Deferred Compensation Plan on June 21, 2004, effective as of January 1, 2004 (the “Plan”).

The undersigned hereby amends the Plan for the purpose of bringing the Plan into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Section 1.10 of the Agreement shall be deleted in its entirety and replaced by the following:

1.10	“Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

The following Section 1.23a shall be added to the Plan immediately following Section 1.23:

1.23a	“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise, as determined by the Plan Administrator based on the twelve (12) month period ending each December 31 (the “identification period”). If the Participant is determined to be a Specified Employee for an identification period, the Participant shall be treated as a Specified Employee for purposes of this Plan during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

Section 1.25 of the Plan shall be deleted in its entirety and replaced by the following:

1.25	“Termination of Employment” means the termination of the Participant’s employment with the Company for reasons other than death or Disability. Whether a Termination of Employment takes place is determined in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations based on the facts and circumstances surrounding the termination of the Participant’s employment and whether the Company and the Participant intended for the Participant to provide significant services for the Company following such termination. A Termination of Employment will not have occurred if:

(a)	the Participant continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or, if employed less than three (3) years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or, if less, such lesser period), or

(b)	the Participant continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or if employed less than three (3) years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or if less, such lesser period).

The following Section 1.25a shall be added to the Plan immediately following Section 1.25:

1.25a	“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 1.28 of the Plan shall be deleted in its entirety and replaced by the following:

1.28	“Years of Service” means the twelve (12) month period beginning on the Participant’s date of hire and any twelve (12) month anniversary thereof during the entirety of which time the Participant is an employee of the Company. Employment with a subsidiary or other entity controlled by the Company before the time such entity became a subsidiary or under such control shall not be considered “credited service.”

Section 2.4 of the Plan shall be deleted in its entirety and replaced by the following:

2.4	Termination of Participation and/or Deferrals. If the Plan Administrator determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Plan Administrator shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections.

Section 4.2.2 of the Plan shall be deleted in its entirety and replaced by the following:

4.2.2	Hardship. If an Unforeseeable Emergency occurs, the Participant, by written instructions to the Company, may discontinue deferrals hereunder. Any subsequent Deferral Elections may be made only in accordance with Section 4.2 hereof.

Sections 6.3 and 6.3.1 of the Plan shall be deleted in their entirety and replaced by the following:

6.3	Disability Benefit. If the Participant experiences a Disability prior to Normal Retirement Age, the Company shall pay to the Participant the Benefit described in this Section 6.3 in lieu of any other benefit under this Article.

6.3.1	Amount of Benefit. The Disability Benefit under this Section 6.3 is the vested Deferral Account balance upon the occurrence of such Disability.

Section 6.5 of the Plan shall be deleted in its entirety and replaced by the following:

6.5	Hardship Distribution. If an Unforeseeable Emergency occurs, the Participant may petition the Board to receive a distribution from the Plan. The Board in its sole discretion may grant such petition. If granted, the Participant shall receive, within sixty (60) days, a distribution from the Plan (i) only to the extent deemed necessary by the Board to remedy the Unforeseeable Emergency, plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution; and (ii) after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship). In any event, the maximum amount which may be paid out pursuant to this Section 6.5 is the Deferral Account balance as of the day that the Participant petitioned the Board to receive a Hardship Distribution under this Section.

The following Sections 6.6, 6.7 and 6.8 shall be added to the Plan immediately following Section 6.5:

6.6	Restriction on Timing of Distributions. Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee at Termination of Employment, the provisions of this Section 6.6 shall govern all distributions hereunder. Benefit distributions that are made due to a Termination of Employment occurring while the Participant is a Specified Employee shall not be made during the first six (6) months following Termination of Employment, rather any distribution which would otherwise be paid to the Participant during such period shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.

6.7	Distributions Upon Income Inclusion Under Section 409A of the Code. If any amount is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Plan Administrator for a distribution of that portion of the Deferral Account balance that is required to be included in the Participant’s income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the portion of the Deferral Account balance required to be included in income as a result of the failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid Deferral Account balance. If the petition is granted, such distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.

6.8	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Section 6.3.2(ii), be made at least twelve (12) months prior to the first scheduled distribution;

(c)	must, for benefits distributable under Sections 6.1, 6.2 and 6.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the election is made.

Article 12 of the Plan shall be deleted in its entirety and replaced by the following:

Article 12

Amendments and Termination

12.1	Amendments. The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Deferral Account balance in existence at the time the amendment or modification is made; calculated as if the Participant qualified for the Voluntary Early Termination Benefit as of the effective date of the amendment or modification, or if the amendment or modification occurs after a Participant’s Normal Retirement Age, as if the Participant had retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.1 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of amendment or modification.

12.2	Plan Termination Generally. The Company reserves the right to terminate the Plan at any time with respect to any or all of its participating employees, by action of its Board. Upon the termination of the Plan, the Participation Agreements of the affected Participants shall terminate and their vested Deferral Account balances shall be determined (i) subject to Section 2.4, as if they qualified for the Involuntary Early Termination Benefit on the date of Plan termination; or (ii) if Plan termination occurs after a Participant’s Normal Retirement Age, then with respect to that Participant as if he or she had retired on the date of Plan Termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Except as provided in Section 12.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 6 or Article 7.

12.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 12.2, if this Plan terminates in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company’s arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)	Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)	Upon the Company’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Participant participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Company may distribute the Deferral Account balance, determined as of the date of the termination of the Plan, to the Participant in a lump sum subject to the above terms.

12.4	Participation Agreement. Notwithstanding the provisions of Sections 12.1, 12.2 and 12.3 above, if a Participant’s Participation Agreement contains benefits or limitations that are not in this Plan document, the Company may only amend or terminate such provisions with the consent of the Participant.

Section 13.10 of the Plan shall be deleted in its entirety and replaced by the following:

13.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan due to regulatory or other constraints, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

The following Section 13.14 shall be added to the Plan immediately following Section 13.13:

13.14	Compliance with Code Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

Any Participant who has not previously completed an Election Form regarding the form and timing of benefit distributions under Article 6 shall complete and return the attached Election Form to the Company no later than December 31, 2007.

All future Participants shall select the form and timing of benefit distributions under Article 6 by completing and returning the attached Election Form to the Company at the time they become a Participant.

IN WITNESS OF THE ABOVE, the Company has signed this First Amendment document as of December 20, 2007.

The Delaware County Bank and Trust

By: Jeffery T. Benton
Title: President and CEO

THE DELAWARE COUNTY BANK AND TRUST

Executive Deferred Compensation Plan

BENEFICIARY DESIGNATION FORM

ELECTION FORM

Form and Timing of Distributions

Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal Monthly Installments for months, not to exceed 120 months. (Indicate number of months here and initial below. All installment periods must be the same length.)
§ 6.1.2—Normal Retirement Benefit
§ 6.3.2—Disability Benefit
§ 6.2.2—Voluntary Early Termination Benefit and § 6.4.2—Involuntary Early Termination Benefit

Unless otherwise specified in the Plan, any (a) lump sum distribution shall be made on the first day of the month following Termination of Employment or, in the case of Disability, at the time specified in Section 6.3.2, and (b) installment payments shall commence on the first day of the month following Termination of Employment or, in the case of Disability, at the time specified in Section 6.3.2. The Company shall continue to credit interest pursuant to Section 5.1.3 of the Plan on the remaining Deferral Account balance during any installment period.

Printed Name:
Signature:
Date:

Received by the Plan Administrator this                 day of                                     , 20

By:

Title:

For changes made after 2007, any change in the form or timing of distributions is subject to the following requirements:

(i)	The change will not take effect until 12 months following the date it is received by the Plan Administrator;

(ii)	Distributions (except distributions on death, disability and emergency) must be delayed at least 5 years from the date the distributions otherwise would have been made; and

(iii)	Any election related to distribution at a specified time or pursuant to a fixed schedule must be made 12 months prior to the date the distribution is scheduled to be paid.

SECOND AMENDMENT

TO

THE DELAWARE COUNTY BANK AND TRUST

EXECUTIVE DEFERRED COMPENSATION PLAN

DATED JUNE 21, 2004

AND AMENDED DECEMBER 20, 2007

THIS SECOND AMENDMENT is adopted this 17 day of December, 2008, by THE DELAWARE COUNTY BANK AND TRUST, a state-chartered commercial bank located in Lewis Center, Ohio (the “Company”).

The Company executed the Executive Deferred Compensation Plan on June 21, 2004, and executed a First Amendment on December 20, 2007 (the “Agreement”).

The undersigned hereby amends the Agreement for the purpose of changing the vesting schedule. Therefore, the following changes shall be made:

Section 5.1.2.1 of the Agreement shall be deleted in its entirety and replaced by the following:

5.1.2.1	Vesting in Company Deferrals. The Participant shall vest in any Company Deferrals credited under Section 5.1.2 pursuant to the following schedule:

Completed Years of Service	Vesting
Less than 5	0%
5	75%
6	80%
7	85%
8	90%
9	95%
10 or more	100%

Notwithstanding the schedule above, the Participant shall become 100% vested upon attaining age sixty-two (62) while employed by the Company.

IN WITNESS OF THE ABOVE, the Company has signed this Second Amendment document as of December 17, 2008.

The Delaware County Bank and Trust

By: Brian Stanfill
Title: Senior Vice President